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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-07673 of Center Trust, Inc. (the "Company") on Form S-3 and Registration Statement No. 33-73306 of the Company on Form S-8 of our report dated March 22, 2000, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1999.

/s/ Deloitte & Touche

March 28, 2000